UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2005

TENNANT COMPANY
 (Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (763) 540-1200

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into Material Definitive Agreement.

        On November 8, 2005, the Compensation Committee (the “Committee”) of Tennant Company (the “Company”) approved an award of performance shares to Chris Killingstad. Mr. Killingstad has been appointed the Company’s President and Chief Executive Officer effective December 1, 2005. The performance shares will be issued under the Company’s Amended and Restated 1999 Stock Incentive Plan. The maximum number of shares of the Company’s Common Stock issuable upon payout of the award is 20,000. The performance shares will be earned if the Company achieves specified total shareholder return objectives (as defined in the performance share agreement) measured during the third, fourth and fifth years following Mr. Killingstad’s appointment as President and Chief Executive Officer. If the objective is achieved by November 30, 2008, Mr. Killingstad will earn all of the shares under the award. If the objective for such year is not achieved, but the objective specified for November 30, 2009 is achieved, Mr. Killingstad will earn 13,333 shares. If the objective for November 30, 2009 is not achieved, but the objective specified for November 30, 2010 is achieved, Mr. Killingstad will earn 6,667 shares.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY

Date: November 14, 2005	/s/ Eric A. Blanchard
Eric A. Blanchard Vice President, General Counsel and Secretary